Exhibit 99.1

FOR IMMEDIATE RELEASE

Nicolet Bankshares, Inc. To Acquire Choice Bancorp, Inc.

Combination creates the lead-local community bank in Winnebago County.

GREEN BAY, WI, June 27, 2019 - Nicolet Bankshares, Inc. (NASDAQ: NCBS) (“Nicolet”) and Choice Bancorp, Inc. (OTC Pink: CBKW) (“Choice”) today jointly announce the execution of a definitive merger agreement, pursuant to which Nicolet will acquire Choice and its wholly-owned banking subsidiary, Choice Bank (“Choice Bank”). The move will expand Nicolet’s presence in the greater Oshkosh marketplace to the lead-local community bank as measured by deposit market share.

Based on the financial results as of March 31, 2019, the combined company would have pro forma total assets of $3.5 billion, deposits of $2.8 billion and loans of $2.5 billion.

Mike Daniels, President and CEO of Nicolet National Bank said, “We have followed Choice closely since management and the Board formed the bank in 2006 and admire what they have built in greater Oshkosh. Choice represents the perfect example of a franchise we look to partner with - a local community bank that has maintained a deep longstanding relationship with their customers and shareholders. We are excited to welcome those customers and shareholders as our own.”

Scott Sitter, President and CEO of Choice said, “Banking is ever-evolving. In order to best serve our customers, we needed a partner to bring additional resources. Nicolet is a perfect fit. We are very similar when it comes to serving our customers and the community. We both believe in relationship-driven lending and problem solving. I am excited to be a part of a growing, successful community bank like Nicolet.”

Bob Atwell, CEO and Chairman of Nicolet said, “This merger is about combining resources and people to help Oshkosh and the surrounding communities. Our goal is always better, not bigger. We will work hard to make this transition smooth for customers and employees.”

Transaction Information

Under the terms of the merger agreement, Nicolet will acquire Choice with Nicolet being the surviving corporation. In the merger, Choice shareholders shall receive 0.5 share of Nicolet common stock for each share of Choice stock. Based on Nicolet's closing price of $61.13 as of Wednesday, June 26th, the merger consideration is valued at approximately $72.4 million, which excludes Nicolet's pre-existing ownership of Choice shares.

The merger agreement provides for a cap and collar to potentially re-set the exchange ratio or change the mix of consideration should the Nicolet Common Stock Price, as defined in the merger agreement, rise above $67.00 per share, or fall below $55.00 per share.

The estimated transaction value is a 2.0 multiple of Choice's tangible book value as of March 31, 2019 and equates to approximately 15.9x Choice's trailing twelve-month net income through March 31, 2019. Additional assumptions and metrics can be found with the attached Financial Supplement.

Leadership/Employee Information

Post-merger, Scott Sitter will join the management team of Nicolet and will be the Senior Vice President and Commercial Banking Manager of Oshkosh/Fox Valley. The customer-facing employees of Choice are expected to stay on in the same capacity.

Approvals and Closing Date

The transaction has been unanimously approved by the board of directors of both companies. It is subject to Choice shareholder approval, regulatory approvals and other customary closing conditions and is expected to close in the fourth quarter of 2019. Upon consummation of the transaction, both branch offices of Choice Bank are expected to open as Nicolet National Bank branches, while Nicolet’s existing branch at 400 N. Koeller Street in Oshkosh is expected to close and consolidate with continued service out of the legacy Choice branches.

Advisors

Bryan Cave Leighton Paisner LLP served as legal counsel to Nicolet in this transaction. Stephens Inc. served as financial advisor and provided a fairness opinion to Choice, and Reinhart Boerner Van Deuren s.c. served as Choice’s legal counsel.

About Nicolet Bankshares, Inc.

Nicolet Bankshares, Inc. is the bank holding company of Nicolet National Bank, a growing, full-service, community bank providing services ranging from commercial and consumer banking to wealth management and retirement plan services. Founded in Green Bay in 2000, Nicolet National Bank operates branches in Northeast and Central Wisconsin and the upper peninsula of Michigan. More information can be found at www.nicoletbank.com.

About Choice Bancorp, Inc.

Choice Bancorp, Inc. is a $441 million bank holding company headquartered in Oshkosh, Wisconsin. Choice’s wholly-owned bank subsidiary, Choice Bank, is a full-service community-oriented commercial bank that was chartered in 2006 and has two branches in Oshkosh, Wisconsin. More information can be found at www.choice.bank.

Important Information for Investors

This communication relates to the proposed merger transaction involving Nicolet and Choice. In connection with the proposed merger, Nicolet and Choice will file a proxy statement/prospectus on Form S-4 and other relevant documents concerning the merger with the Securities and Exchange Commission (the “SEC”). BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, CHOICE INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR

INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NICOLET, CHOICE AND THE PROPOSED MERGER. When available, the proxy statement/prospectus will be delivered to shareholders of Choice. Investors may obtain copies of the proxy statement/prospectus and other relevant documents (as they become available) free of charge at the SEC’s website (www.sec.gov). Copies of the documents filed with the SEC by Nicolet will be available free of charge on Nicolet’s website at www.nicoletbank.com.

Forward Looking Statements “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995.

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which Congress passed in an effort to encourage companies to provide information about their anticipated future financial performance. This act protects a company from unwarranted litigation if actual results are different from management expectations. This report reflects the current views and estimates of future economic circumstances, industry conditions, company performance, and financial results of the management of Nicolet and Choice. These forward-looking statements are subject to a number of factors and uncertainties which could cause Nicolet’s, Choice’s or the combined company’s actual results and experience to differ from the anticipated results and expectations expressed in such forward-looking statements, and such differences may be material. Forward-looking statements speak only as of the date they are made and neither Nicolet nor Choice assumes any duty to update forward-looking statements. There are a number of factors that could cause our actual results to differ materially from those projected in such forward-looking statements.

In addition to factors previously disclosed in Nicolet’s reports filed with the SEC and those identified elsewhere in this report, these forward-looking statements include, but are not limited to, statements about (i) the expected benefits of the transaction between Nicolet and Choice and between Nicolet National Bank and Choice Bank, including future financial and operating results, cost savings, enhanced revenues and the expected market position of the combined company that may be realized from the transaction, and (ii) Nicolet’s and Choice’s plans, objectives, expectations and intentions and other statements contained in this report that are not historical facts. Other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects” or words of similar meaning generally are intended to identify forward-looking statements. These statements are based upon the current beliefs and expectations of Nicolet’s and Choice’s management and are inherently subject to significant business, economic and competitive risks and uncertainties, many of which are beyond their respective control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ from those indicated or implied in the forward-looking statements and such differences may be material.

The following risks, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Nicolet and Choice may not integrate successfully or the integration may be more difficult, time-consuming or costly than expected; (2) the expected growth opportunities and cost savings from the transaction may not be fully realized or may take longer to realize than expected; (3) revenues following the transaction may be lower than expected as a result of losses of customers or other reasons, including issues arising in connection with integration of the two banks; (4) deposit attrition, operating costs, customer loss and business disruption following the transaction, including difficulties in maintaining relationships with employees, may be greater than expected; (5) governmental approvals of the transaction may not be obtained on the proposed terms or expected timeframe; (6) the terms of the proposed transaction may need to be modified to satisfy such approvals or conditions; (7) Choice’s shareholders may fail to approve the transaction; (8) reputational risks and the reaction of the companies’ customers to the transaction; (9) diversion of management time on merger related issues; (10) changes in asset quality and credit risk; (11) the cost and availability of capital; (12) customer acceptance of the combined company’s products and services; (13) customer borrowing, repayment, investment and deposit practices; (14) the introduction, withdrawal, success and timing of business initiatives; (15) the impact, extent, and timing of technological changes; (16) severe catastrophic events in our geographic area; (17) a weakening of the economies in which the combined company will conduct operations may adversely affect its operating results; (18) the U.S. legal and regulatory framework, including those associated with the Dodd Frank Wall Street Reform and Consumer Protection Act, could adversely affect the operating results of the combined company; (19) the impact of interest rates on margins and net interest income; and (20) competition from other financial services companies in the companies’ markets could adversely affect operations. Additional factors that could cause Nicolet’s results to differ materially from those described in the forward-looking statements can be found in Nicolet’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s website (www.sec.gov). All subsequent written and oral forward-looking statements concerning Nicolet, Choice or the proposed merger or other matters and attributable to Nicolet, Choice or any person acting on either of their behalf are expressly qualified in their entirety by the cautionary statements above. Nicolet and Choice do not undertake any obligation to update any forward-looking statement, whether written or oral, to reflect circumstances or events that occur after the date the forward-looking statements are made.

Investor Relations & Media Contacts:

Choice:        Scott Sitter - President & CEO, Choice Bank
    Phone: 920.267.8052
    Email: scott.sitter@choice.bank

Nicolet:        Mike Daniels - President & CEO, Nicolet National Bank
    Jeff Gahnz - VP, Marketing / Public Relations, Nicolet National Bank
    Phone: 920.430.1400
    Email: mdaniels@nicoletbank.com or jgahnz@nicoletbank.com

Choice Bank Highlights & Market Overview

Oshkosh Market Overview[1]

- 6th largest MSA in the state of Wisconsin with a population over 170,000
- Home to over 3,600 small and mid-sized businesses (less than $10 million in revenues)
- Industrial hub for several growth industries including manufacturing, aviation, and information technology
- Consistently ranked high in employment and education: 3rd best job market in the US in 2018, #5 best college town in 2018, and #3 in under-the-radar cities with great tech career opportunities

Fox Valley Region Branch Map

Village of
Greenville
Wrightstown
Morrison
Dale
Appleton
Kimberly
Kaukauna
Holland
Winchester
Sherwood, Village of
Brillion
Hilbert
Reedsville
Winneconne
Vinland
Stockbridge, Village of
Omro
Oshkosh
Lake Winnebago
Nicolet branch
Choice branch

Oshkosh, WI Deposit Market Share[2]

Rank	Institution	Branches	Deposits In Market ($M)	Market Share
1	**Choice Bancorp Inc.**	**2**	**$253**	**18.6%**
2	Associated Banc-Corp	3	$227	16.7%
3	West Pointe Bancshares Inc.	1	$206	15.1%
4	U.S. Bancorp	2	$171	12.6%
5	Bank of Montreal	2	$114	8.4%
6	JPMorgan Chase & Co.	2	$88	6.5%
7	Old National Bancorp	1	$83	6.1%
8	Bank First National Corp.	1	$69	5.1%
9	**Nicolet Bankshares Inc.**	**1**	**$56**	**4.1%**
10	Sword Financial Corp.	1	$39	2.9%
	Total For 12 Institutions In Market	**18**	**$1,360**	

Choice Bancorp Summary Financials[3]

	2016	2017	2018	YTD 3/31
Total Assets	$334,264	$400,064	$421,138	$440,541
Asset Growth	*20.3%*	*19.7%*	*5.3%*	*4.6%*
Total Net Loans	$279,451	$335,669	$334,234	$334,249
Loan Growth	*22.3%*	*20.1%*	*-0.4%*	*0.0%*
Total Deposits	$222,535	$250,848	$272,000	$310,885
Deposit Growth	*6.5%*	*12.7%*	*8.4%*	*14.3%*
Loans / Deposits	127%	135%	124%	109%
Equity / Assets	8.56%	7.59%	8.35%	8.26%
Net Income	$3,129	$2,082	$4,474	$1,194
ROAA	1.02%	0.58%	1.09%	1.11%
ROAE	11.85%	6.94%	13.79%	13.35%
Net Interest Margin	3.23%	3.29%	2.99%	2.94%
Efficiency Ratio	48.7%	49.9%	51.9%	53.0%
NPAs/ Assets	1.37%	0.70%	0.05%	0.13%
NCOs/ Avg Loans	0.16%	0.91%	-0.17%	-0.32%
LLR / Loans	1.73%	1.11%	1.27%	1.35%

Nicolet BANKSHARES, INC.

(1) Source: US Census Bureau / Nielsen and the Greater Oshkosh Development Corporation
(2) Source: FDIC Summary of Deposits as of June 30, 2018
(3) Source: SNL Financial; Net Interest Margin & Asset quality metrics are bank level data; $ in 000s

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Choice Bancorp Transaction Highlights

Strategic Rationale

- Further reinforces Nicolet as the "Lead Local" community bank throughout the Fox Valley region of Wisconsin (Appleton through Oshkosh)
- Combines Nicolet's excess lower cost core deposit base with Choice's historical commercial loan generation abilities
- No modeled revenue enhancements, however significant opportunity in wealth management, mortgage, and restructuring of Choice's higher-cost deposit portfolio

Financial Assumption	Expectation
Deal Value / Consideration[(1)(2)]	$72.4 million; 100% stock-for-stock for outstanding shares; cash for outstanding stock options
Exchange Ratio	0.5x; subject to $67.00 cap and $55.00 collar
Pricing Ratios (as of 6/26/19)	Price-to-LTM Earnings: 15.9x Price-to-Tangible Book Value : 202%
EPS Accretion[(2)]	Mid-single digits in 2020
TBV Dilution / Payback[(2)]	1.9% dilutive; 2.3 year payback (crossover method)
Cost Savings	Estimated at 39%, or $2.6 million, with vast majority realized in 2020
Transaction Expenses	Estimated at $3.8 million
Credit Mark	Approximately $1.8 million (net of LLR)
Internal Rate of Return	Over 15.0%

Nicolet BANKSHARES, INC.

(1) Deal value equals a NCBS price of $61.13 (6/26 closing price) multiplied by the exchange ratio, and then by outstanding shares of approximately 2.19 million as of 3/31/19; Also includes cash consideration for Choice's 330,000 stock options as of 3/31/19
(2) Deal value , EPS and TBV accretion/dilution estimates reflected Nicolet's pre-existing 1.8% ownership in Choice

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